UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

to

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2013 (August 8, 2013)

American Realty Capital Properties, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-35263	45-2482685
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, NY 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On August 9, 2013, American Realty Capital Properties, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K (the “Original Form 8-K”) for the purpose of announcing its sponsor's, AR Capital, LLC's (“ARC”), entry into an equity interest purchase agreement with respect to various real estate portfolios with Inland American Real Estate Trust, Inc. (“Inland”), including the portfolio that is being acquired by the Company. As of the filing of this Amendment No. 1 to the Original Form 8-K (“Amendment No. 1”), the Company has purchased five properties from a total portfolio of 33 properties from Inland (the “Portfolio”). The Company believes that the completion of the acquisition of the remaining properties is probable. The purpose of this Amendment No. 1 is to provide (i) the audited and unaudited financial information related to such probable acquisition of the Portfolio from Inland required by Item 9.01 of Form 8-K and (ii) certain additional information with respect to the Agreement (as defined below). A copy of the consent granted by Grant Thornton LLP to include such audited financial information in this Amendment is attached hereto as Exhibit 23.1.

Item 1.01. Entry Into a Material Definitive Agreement.

Equity Interest Purchase Agreement with Inland

On August 8, 2013, ARC entered into that certain Equity Interest Purchase Agreement (the “Agreement”) with Inland. The Agreement provides for, among other things, the purchase and sale of Inland's equity interests in special purpose entities which own the properties that comprise the Portfolio, described above, pursuant to the terms and conditions contained therein. Inland, the seller, does not have a material relationship with the Company and the acquisition will not be an affiliated transaction.

Purchase and Sale of the Properties

The Portfolio includes 33 properties, five of which were purchased on September 24, 2013. The properties in the Portfolio are currently leased to 26 distinct tenants. The leases are generally net, whereby the tenants are to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent. As of the date of this Amendment, the remaining weighted average term of the Portfolio leases is approximately 4.4 years. The annualized rental income on a cash basis for the Portfolio was approximately $46.4 million for the year ended December 31, 2012. The contract purchase price of the Portfolio is approximately $501.0 million, subject to adjustments set forth in the Agreement and exclusive of closing costs. The Company will assume $319.7 million of debt in connection with the acquisition of the Portfolio. The Company intends to fund the total purchase price of the Portfolio from proceeds from its recently completed convertible note offering, its recently announced private placement of common stock and Series D Cumulative Convertible Preferred Stock and from borrowings from its senior corporate credit facility.

The Agreement provides that the obligation to close upon the acquisition of the Portfolio, via three closings, remains subject to ARC's completion of due diligence with satisfactory results and other customary conditions to closing described in more detail below. The Agreement provides for three closings (the “Closings”) to occur on September 23, 2013, December 6, 2013 and three business days following the receipt by Inland of certain consents from lenders with respect to the transfer of debt on the remaining properties to be sold by Inland, among other conditions.

Pursuant to the terms of the Agreement, at the Closings, the properties comprising the Portfolio will be transferred free and clear of any liens or encumbrances (other than customary permitted title exceptions). Eight of the properties previously comprising the Portfolio were removed from the contemplated acquisition pursuant to the terms of the Agreement. As of the date of this Amendment, five of the properties have been purchased, and the Company currently expects to purchase the remaining 28 properties that comprise the rest of the Portfolio. Until the completion of the Closings, there can be no assurance that the Company will acquire any or all of the remaining properties comprising the Portfolio. However, the Company believes that the completion of the Closings and acquisitions of the Portfolio is probable.

Representations, Warranties and Covenants

Inland made customary representations and warranties to ARC relating to the Portfolio. Inland has also made certain covenants related to the conduct of its business between the date of the Agreement and the Closings.

Conditions

Consummation of the Closings is subject to various conditions, including, among other things, the absence of any law, order or injunction prohibiting the consummation of the acquisition of any of the properties comprising the Portfolio, and the receipt of any necessary third party consents or governmental approvals. Moreover, each party's obligation to consummate the Closings is subject to the accuracy of the other party's representations and warranties (subject to customary qualifications) and the other party's material compliance with its covenants and agreements contained in the Agreement.

Indemnity

Pursuant to the Agreement, Inland has agreed to indemnify ARC against all losses incurred to the extent that such losses arise out of (i) breaches of their representations and warranties, (ii) any breaches of certain covenants in the Agreement, or (iii) any incorrectly calculated closing cash payments, subject to certain limitations. ARC agreed to similarly indemnify Inland.

Termination Rights

The Agreement also includes certain termination rights for both ARC and Inland. In connection with the termination of the Agreement, under specified circumstances, (i) ARC may be entitled to a return of its deposit or (ii) Inland may be entitled to retain such deposit as liquidated damages from ARC's deposit.

A copy of the Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing summary description of the material terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement. The representations and warranties in the Agreement were made as of a specified date, are qualified by a confidential disclosure letter, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, and may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Agreement are not necessarily characterizations of the actual state of facts about the Company at the time they were made or otherwise and should only be read in conjunction with the other information that the Company makes publicly available in reports, statements and other documents filed with the SEC.

Forward-Looking Statements

Information set forth in this Amendment No. 1 (including information included or incorporated by reference herein) contains "forward-looking statements" (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect the Company's expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, whether and when the transactions contemplated by the Agreement will be consummated, the Company's plans, market and other expectations, objectives, intentions and other statements that are not historical facts.

The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement; the inability to complete the acquisition of the Portfolio due to the failure to satisfy other conditions to completion of the acquisition; unexpected costs or unexpected liabilities that may arise from the transaction, whether or not consummated; the inability to retain key personnel; continuation or deterioration of current market conditions; future regulatory or legislative actions that could adversely affect the companies; the business plans of the tenants of the respective parties; the outcome of any legal proceedings relating to the Agreement or the transactions contemplated by the Agreement; and risks to consummation of the Closings, including the risk that the purchase and sale will not be consummated within the expected time period or at all. Additional factors that may affect future results are contained in the Company's filings with the SEC, which are available at the SEC's website at www.sec.gov. The Company disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.

Item 9.01. Financial Statements and Exhibits.

Page
(a) Financial Statements of Businesses Acquired
The Inland Portfolio Historical Summary:
Report of Independent Certified Public Accounting Firm	5
Statements of Revenues and Certain Expenses for the year ended December 31, 2012 (audited) and the six months ended June 30, 2013 (unaudited)	6
Notes to Statements of Revenues and Certain Expenses	7

(b) Unaudited Pro Forma Consolidated Information
Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2013	10
Notes to Unaudited Pro Forma Consolidated Balance Sheet	12
Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2012 and the six months ended June 30, 2013	14
Notes to Unaudited Pro Forma Consolidated Statements of Operations	17

(c) Exhibits

Exhibit No.	Description
2.1	Equity Interest Purchase Agreement by and between Inland American Real Estate Trust, Inc. and AR Capital, LLC, dated as of August 8, 2013 *
23	Consent of Grant Thornton LLP
__________________________
* Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.

Report of Independent Certified Public Accounting Firm

Board of Directors and Stockholders

American Realty Capital Properties, Inc.

We have audited the accompanying Historical Summary of the Inland Portfolio which comprises the statement of revenues and certain expenses for the year ended December 31, 2012, and the related notes to the Historical Summary.

Management's responsibility for the Historical Summary
Management of American Realty Capital Properties, Inc. is responsible for the preparation and fair presentation of the Historical Summary in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Historical Summary that is free from material misstatement, whether due to fraud or error.

Auditor's responsibility
Our responsibility is to express an opinion on the Historical Summary based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Historical Summary. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the Historical Summary, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the Historical Summary in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Historical Summary.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenues and certain expenses of the Inland Portfolio for the year ended December 31, 2012, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter
The accompanying Historical Summary was prepared for the purpose of complying with rules and regulations of the U.S. Securities and Exchange Commission and for inclusion in a Form 8-K/A of American Realty Capital Properties, Inc., as described in Note 1 to the Historical Summary, and is not intended to be a complete presentation of the Inland Portfolio's revenues and expenses.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
September 25, 2013

THE INLAND PORTFOLIO

STATEMENTS OF REVENUES AND CERTAIN EXPENSES
(In thousands)

	Six Months Ended	Year Ended
	June 30, 2013	December 31, 2012
	(Unaudited)	(Audited)
Revenues:
Rental income	$22,876	$46,192
Operating expense reimbursements	1,710	2,933
Other income	64	144
Total revenues	24,650	49,269

Certain expenses:
Property operating	2,557	5,000
Operating fees to affiliate	643	1,313
Total expenses	3,200	6,313

Revenues in excess of certain expenses	$21,450	$42,956

The accompanying notes are an integral part of these Statements of Revenues and Certain Expenses.

THE INLAND PORTFOLIO

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
(References to amounts for the six months ended June 30, 2013 are unaudited)

1. Background and Basis of Presentation

On August 8, 2013 AR Capital, LLC, on behalf of American Realty Capital Properties, Inc. (the "Company") and certain other entities sponsored directly or indirectly by AR Capital, LLC, entered into a purchase and sale agreement with Inland American Real Estate Trust, Inc. ("Inland") for the purchase and sale of the equity interests of 67 companies owned by Inland for an aggregate contract purchase price of approximately $2.3 billion, subject to adjustments set forth in the purchase and sale agreement and exclusive of closing costs. Of the 67 companies, the equity interests of 10 companies (the "Inland Portfolio") will be acquired by the Company from Inland for a purchase price of approximately $501.0 million, subject to adjustments set forth in the purchase and sale agreement and exclusive of closing costs, which was allocated to the Company based on the pro-rata fair value of the Inland Portfolio relative to the fair value of all 67 companies to be acquired by the Company and other entities sponsored directly or indirectly by AR Capital, LLC from Inland.

The accompanying Statements of Revenues and Certain Expenses include the operations of the properties represented by the equity interests of the Inland Portfolio for the year ended December 31, 2012 and the six months ended six. The Inland Portfolio owns 35 leasable spaces, comprised of 33 buildings, including 2 multi-tenant buildings, with 31 property leases and 4, and contains approximately 7.0 million rentable square feet.

 The Inland Portfolio purchase is expected to close via three closings, of which one occurred in September 2013 with the remaining to occur during the fourth quarter of 2013. The purchase and sale agreement, however, includes provisions that allow the Company to exclude certain properties based on criteria related to issues with obtaining clear title to the property and obtaining satisfactory environmental reports among other provisions. Therefore, the Company cannot assure that all 33 properties in the Inland Portfolio presented in this Historical Summary (as defined below) will be included in the final purchased portfolio. As of the date of this report, the Company has acquired five of the properties and, although the closing of the acquisition on the remaining properties is subject to certain conditions, including the completion of due diligence with satisfactory results, there can be no assurance that the Company will acquire any or all of these remaining properties. However, the Company believes that the completion of such acquisitions is probable.

The accompanying Statements of Revenues and Certain Expenses ("Historical Summary") have been prepared for the purpose of complying with the provisions of Rule 3-14 of Regulation S-X promulgated by the U.S. Securities and Exchange Commission (the "SEC"), which require that certain information with respect to real estate operations be included within certain SEC filings. An audited statement of revenues and certain operating expenses is being presented for the most recent fiscal year available instead of the three most recent years based on the following factors: (a) the Inland Portfolio is being acquired from an unaffiliated party and (b) based on due diligence of the Inland Portfolio by the Company, management is not aware of any material factors relating to the Inland Portfolio that would cause this financial information not to be indicative of future operating results.

2.  Summary of Significant Accounting Policies

Revenue Recognition

Rental income includes the effect of amortizing the aggregate minimum lease payments over the terms of the leases, which amounted to an increase to rental income of approximately $0.5 million and $39,000 over the rental payments received in cash for the year ended December 31, 2012 and for the six months ended June 30, 2013, respectively. Under the terms of certain leases, certain tenants reimburse the properties' owner for certain expenses on a monthly basis. Reimbursements from the tenants are recognized as revenue in the period the applicable expenses are incurred.

The following table lists the tenant whose annualized rental income on a straight-line basis represented greater than 10% of total annualized rental income for all tenants as of June 30, 2013 and December 31, 2012:

Tenant	June 30, 2013	December 31, 2012
AT&T Services, Inc.	36.0%	35.4%

The termination, delinquency or non-renewal of leases by the above tenant may have a material adverse effect on revenues. No other tenant represents more than 10% of annualized rental income for all tenants as of June 30, 2013 and December 31, 2012.

Use of Estimates

The preparation of the Historical Summary in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions of the reported amounts of revenues and certain expenses during the reporting periods. Actual results could differ from those estimates used in the preparation of the Historical Summary.

THE INLAND PORTFOLIO

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
(References to amounts for the six months ended June 30, 2013 are unaudited)

3. Future Minimum Lease Payments

At June 30, 2013, the Inland Portfolio of operating leases had a remaining lease term of 4.6 years on a weighted-average basis. Future minimum payments under non-cancelable operating leases are as follows (in thousands):

July 1, 2013 to December 31, 2013	$22,470
2014	44,424
2015	42,015
2016	36,598
2017	27,200
2018 and thereafter	49,660
Total	$222,367

4. Commitments and Contingencies

Environmental Matters

In connection with the ownership and operation of real estate, the Company may potentially be liable for costs and damages related to environmental matters. The Company has not been notified by any governmental authority of any non-compliance, liability or other claim, and is not aware of any other environmental condition, in each case, that it believes will have a material adverse effect on the results of operations.

5. Operating Fees to Affiliate

The Inland Portfolio contracted a property management company that is affiliated with Inland to manage the day-to-day operations of its real estate investments. The affiliated property management company was paid a contractual management fee that was computed based on a percentage of the gross income, as defined in the management agreement, of each real estate investment. The percentages applied to gross income varied based on the type of real estate asset and ranged from 2.25% to 4.5%. The Inland Portfolio incurred $1.3 million and $0.6 million, respectively, of property management fees to the affiliate during the year ended December 31, 2012 and six months ended June 30, 2013.

6. Subsequent Events

The Company has evaluated subsequent events through September 25, 2013, the date on which this Historical Summary has been issued and has determined that there have not been any events that have occurred that would require adjustments to, or disclosure in, the Historical Summary.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2013

The following Unaudited Pro Forma Consolidated Balance Sheet of American Realty Capital Properties, Inc. (the "Company") is presented as if the Company had acquired the Inland Portfolio as of June 30, 2013. This financial statement should be read in conjunction with the Unaudited Pro Forma Consolidated Statement of Operations and the Company's historical financial statements and notes thereto in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2013. Land, buildings, fixtures and improvements and acquired intangible lease assets include $513.0 million, comprised of $78.8 million, $368.9 million and $65.3 million provisionally assigned to land, buildings, fixtures and improvements and acquired intangible lease assets of the Inland Portfolio, respectively, pending management's final analysis of the classification of the acquired assets. The Pro Forma Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had the Company acquired the Inland Portfolio as of June 30, 2013, nor does it purport to present the future financial position of the Company.

The Inland Portfolio purchase is expected to close via three closings, of which one occurred in September 2013 with the remaining to occur during the fourth quarter of 2013. The purchase and sale agreement, however, includes provisions that allow the Company to exclude certain properties based on criteria related to issues with obtaining clear title to the property and properties exceeding certain delinquency thresholds among other provisions. Therefore, the Company cannot assure that all 33 properties in the Inland Portfolio presented in the accompanying Unaudited Pro Forma Consolidated Balance Sheet or the Unaudited Pro Forma Consolidated Statements of Operations will be included in the final purchased portfolio. As of the date of this report, the Company has closed on five properties. Although the closing of the remaining properties is subject to certain conditions, including the completion of due diligence with satisfactory results, there can be no assurance that the Company will acquire any or all of the remaining properties in the Inland Portfolio. However, the Company believes that the completion of such acquisitions is probable.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2013

(In thousands)	American Realty Capital Properties, Inc. (1)	Pro Forma Inland Portfolio (2)		Pro Forma American Realty Capital Properties, Inc.
Assets
Real estate investments, at cost:
Land	$504,562	$78,821	(3)	$583,383
Buildings, fixtures and improvements	2,043,270	368,947	(3)	2,412,217
Acquired intangible lease assets	318,488	65,262	(3)	383,750
Total real estate investments, at cost	2,866,320	513,030		3,379,350
Less: accumulated depreciation and amortization	(108,765)	—		(108,765)
Total real estate investments, net	2,757,555	513,030		3,270,585
Cash and cash equivalents	10,958	—		10,958
Investments in direct financing leases, net	67,518	—		67,518
Other investments, at fair value	9,920	—		9,920
Derivatives, at fair value	10,161	—		10,161
Restricted cash	1,576	—		1,576
Prepaid expenses and other assets	14,626	—		14,626
Deferred costs, net	38,443	—		38,443
Assets held for sale	6,028	—		6,028
Total assets	$2,916,785	$513,030		$3,429,815
Liabilities and Stockholders' Equity
Mortgage notes payable, at fair value	$269,918	$319,676	(4)	$589,594
Senior corporate credit facility	600,000	202,147	(5)	802,147
Convertible obligation to Series C Convertible Preferred stockholders	445,000	—		445,000
Contingent value rights obligation to preferred and common investors, at fair value	31,134	—		31,134
Derivatives, at fair value	1,186	—		1,186
Accounts payable and accrued expenses	12,060	—		12,060
Deferred rent and other liabilities	5,274	—		5,274
Distributions payable	1	—		1
Total liabilities	1,364,573	521,823		1,886,396
Convertible preferred stock	8	—		8
Common stock	1,846	—		1,846
Additional paid-in capital	1,801,460	—		1,801,460
Accumulated other comprehensive income (loss)	8,919	—		8,919
Accumulated deficit	(379,502)	(8,793)	(6)	(388,295)
Total stockholders' equity	1,432,731	(8,793)		1,423,938
Non-controlling interests	119,481	—		119,481
Total equity	1,552,212	(8,793)		1,543,419
Total liabilities and stockholders' equity	$2,916,785	$513,030		$3,429,815

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2013:

(1)	Reflects the historical Consolidated Balance Sheet of the Company for the period indicated as presented in the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 6, 2013.

(2)
Reflects the acquisition of the Inland Portfolio for a contract purchase price of approximately $501.0 million, which includes $307.6 million of mortgage notes assumed from Inland and $193.4 million of cash consideration to be paid to Inland. The cash consideration to be paid to Inland, together with $8.8 million of estimated acquisition costs, will be funded through borrowings under the Company's senior corporate credit facility. The fair value of the purchase price of $513.0 million, which includes an approximately $12.0 million fair value adjustment to the assumed mortgage notes, has been allocated to the value of the purchased assets. The contract purchase price is subject to adjustments set forth in the purchase and sale agreement.

(3)
The Company allocates the purchase price of acquired properties to tangible and identifiable intangible assets acquired based on their respective fair values. Tangible assets include land, land improvements, buildings, fixtures and tenant improvements on an as-if vacant basis. The Company utilizes various estimates, processes and information to determine the as-if vacant property value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Amounts allocated to land, land improvements, buildings, fixtures, and tenant improvements are based on cost segregation studies performed by independent third-parties or the Company's analysis of comparable properties in its portfolio. Identifiable intangible assets include amounts allocated to acquire leases for above- and below-market lease rates and the value of in-place leases. Depreciation is computed using the straight-line method over the estimated lives of forty years for buildings, fifteen years for land improvements, five years for fixtures and the shorter of the useful life or the remaining lease term for tenant improvements.

The aggregate value of intangible assets and liabilities, as applicable, related to in-place leases is primarily the difference between the property valued with existing in-place leases adjusted to market rental rates and the property valued as if vacant. Factors considered in the analysis of the in-place lease intangibles include an estimate of carrying costs during the expected lease-up period for each property, taking into account current market conditions and costs to execute similar leases. In estimating carrying costs, the Company includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up period, which is estimated to be nine months. Estimates of costs to execute similar leases including leasing commissions, legal and other related expenses are also utilized. The value of in-place leases is amortized to expense over the remaining lease term of the respective lease, which ranges from one to 17 years. If a tenant terminates its lease, the unamortized portion of the in-place lease value and intangible is charged to expense.

Above-market and below-market in-place lease values are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management's estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease intangibles are amortized as a decrease to rental income over the remaining term of the lease.  The capitalized below-market lease values will be amortized as an increase to rental income over the remaining term and any fixed rate renewal periods provided within the respective leases. In determining the amortization period for below-market lease intangibles, the Company initially will consider, and periodically evaluate on a quarterly basis, the likelihood that a lessee will execute the renewal option.  The likelihood that a lessee will execute the renewal option is determined by taking into consideration the tenant's payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located.

In making estimates of fair values for purposes of allocating purchase price, the Company utilizes a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. The Company also considers information obtained about the property as a result of pre-acquisition due diligence, as well as subsequent marketing and leasing activities, in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed. The allocations presented in the accompanying Unaudited Pro Forma Consolidated Balance Sheet are substantially complete; however, there are certain items that will be finalized once additional information is received. Accordingly, these allocations are subject to revision when final information is available, although the Company does not expect future revisions to have a significant impact on its financial position or results of operations.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

(4)	Represents the mortgage notes payable, at fair value, which will be assumed upon closing of the Inland Portfolio that bears interest at annualized rates between 5.90% and 6.34%.

(5)	Represents additional borrowings on the Company's existing senior corporate credit facility.

(6)	Represents one-time acquisition costs primarily representing legal fees and deed transfer fees for the acquisition of the Inland Portfolio.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2012 AND THE SIX MONTHS ENDED JUNE 30, 2013

Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2012 and the six months ended June 30, 2013 are presented as if American Realty Capital Properties, Inc. (the "Company") had acquired the Inland Portfolio as of the beginning of the fiscal year presented and carried through the interim period presented. These financial statements should be read in conjunction with the Unaudited Pro Forma Consolidated Balance Sheet and the Company's historical financial statements and notes thereto included in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2013. The Pro Forma Consolidated Statements of Operations are unaudited and are not necessarily indicative of what the actual results of operations would have been had the Company acquired the Inland Portfolio as of the beginning of the period presented, nor does it purport to present the future results of operations of the Company.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2012 AND THE SIX MONTHS ENDED JUNE 30, 2013

 Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2012:

(In thousands)	American Realty Capital Properties, Inc. (1)	Pro Forma Inland Portfolio (2)	Pro Forma Adjustments Inland Portfolio		Pro Forma American Realty Capital Properties, Inc.
Revenues:
Rental income	$64,791	$46,192	$2,792	(3)	$113,775
Operating expense reimbursement	2,002	2,933	—		4,935
Other income	—	144	—		144
Total revenues	66,793	49,269	2,792		118,854
Operating expenses:
Acquisition related	42,761	—	—		42,761
Merger and other transaction related	2,603	—	—		2,603
Property operating	3,484	5,000	—		8,484
General and administrative	3,912	—	—		3,912
Equity-based compensation	1,180	—	—		1,180
Depreciation and amortization	40,700	—	19,884	(4)	60,584
Operating fees to affiliate	212	1,313	739	(5)	2,264
Total operating expenses	94,852	6,313	20,623		121,788
Operating income (loss)	(28,059)	42,956	(17,831)		(2,934)
Other income (expense):
Interest expense	(11,856)	—	(27,403)	(6)	(39,259)
Income from investment securities	534	—	—		534
Other income	426	—	—		426
Total other expenses	(10,896)	—	(27,403)		(38,299)
Net income (loss) from continuing operations	(38,955)	42,956	(45,234)		(41,233)
Net income (loss) from continuing operations attributable to non-controlling interests	255	—	107	(7)	362
Net income (loss) from continuing operations attributable to stockholders	(38,700)	$42,956	$(45,127)		(40,871)

Discontinued operations:
Loss from operations of held for sale properties	(145)	—	—		(145)
Loss on held for sale properties	(600)	—	—		(600)
Net loss from discontinued operations	(745)	—	—		(745)
Net loss from discontinued operations attributable to non-controlling interests	46	—	—		46
Net loss from discontinued operations attributable to stockholders	(699)	—	—		(699)

Net income (loss)	(39,700)	42,956	(45,234)		(41,978)
Net income (loss) attributable to non-controlling interests	301	—	107		408
Net income (loss) attributable to stockholders	$(39,399)	$42,956	$(45,127)		$(41,570)

AMERICAN REALTY CAPITAL PROPERTIES, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2012 AND THE SIX MONTHS ENDED JUNE 30, 2013

Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2013:

(In thousands)	American Realty Capital Properties, Inc. (1)	Inland Portfolio (2)	Pro Forma Adjustments Inland Portfolio		Pro Forma American Realty Capital Properties, Inc.
Revenues:
Rental income	$81,379	$22,876	$818	(3)	$105,073
Operating expense reimbursement	3,652	1,710	—		5,362
Other income	—	64	—		64
Total revenues	85,031	24,650	818		110,499
Operating expenses:
Acquisition related	20,726	—	—		20,726
Merger and other transaction related	142,449	—	—		142,449
Property operating	4,869	2,557	—		7,426
General and administrative	2,432	—	—		2,432
Equity-based compensation	4,330	—	—		4,330
Depreciation and amortization	52,829	—	9,942	(4)	62,771
Operating fees to affiliate	—	643	383	(5)	1,026
Total operating expenses	227,635	3,200	10,325		241,160
Operating (loss) income	(142,604)	21,450	(9,507)		(130,661)
Other income (expense):
Interest expense	(17,454)	—	(13,701)	(6)	(31,155)
Unrealized loss on contingent value rights	(31,134)	—	—		(31,134)
Income from investment securities	218	—	—		218
Gain on sale of investment securities	451	—	—		451
Unrealized loss on derivative instrument	(45)	—	—		(45)
Other income (expenses)	126	—	—		126
Total other expenses, net	(47,838)	—	(13,701)		(61,539)
Net income (loss) from continuing operations	(190,442)	21,450	(23,208)		(192,200)
Net loss from continuing operations attributable to non-controlling interests	756	—	82	(7)	838
Net income (loss) from continuing operations attributable to stockholders	(189,686)	21,450	(23,126)		(191,362)

Discontinued operations:
Income from operations of held for sale properties	63	—	—		63
Gain on held for sale properties	14	—	—		14
Net income from discontinued operations	77	—	—		77
Net income from discontinued operations attributable to non-controlling interests	(4)	—	—		(4)
Net income from discontinued operations attributable to stockholders	73	—	—		73

Net income (loss)	(190,365)	21,450	(23,208)		(192,123)
Net loss attributable to non-controlling interests	752	—	82		834
Net income (loss) attributable to stockholders	$(189,613)	$21,450	$(23,126)		$(191,289)

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2012 and the six months ended June 30, 2013:

(1)
Reflects the historical Statement of Operations of the Company for the period indicated. The balances for the year ended December 31, 2012 reflect the effect of the February 2013 merger of the Company and American Realty Capital Trust III, Inc. as presented in the Company's Form 8-K/A filed with the Securities and Exchange Commission on May 8, 2013.

(2) Reflects the operations of the Inland Portfolio for the year ended December 31, 2012 and the six months ended June 30, 2013.

(3) Represents adjustments to estimated straight-line rent for lease terms as of the assumed acquisition date.

(4) Represents the estimated depreciation and amortization of real estate investments and intangible lease assets had the property been acquired as of the beginning of the fiscal year presented and carried through the interim period presented.  Depreciation is computed using the straight-line method over the estimated lives of fifteen years for land improvements, forty years for buildings and five years for fixtures.  The value of in-place leases and tenant improvements are amortized to expense over the remaining lease term of the respective lease, which ranges from one to 17 years.

(5)
Represents adjustment to existing asset management fees due to the Company's external manager based on the Company's fee structure, if the external manager had charged these fees in each respective period. Such fees are 0.50% annually of the average unadjusted book value of real estate assets up to $3.0 billion and 0.40% annually of assets in excess of $3.0 billion.

(6) Represents estimated interest expense for (i) $319.7 million of assumed mortgage notes payable secured by certain properties in the Inland Portfolio, at fair value, bearing interest at annualized rates between 5.90% and 6.34% and (ii) $202.1 million of borrowings on the Company's senior corporate credit facility at an estimated annual rate of 3.00%.

(7)	Adjustment represents the allocation to non-controlling interests for the effect of the acquisition as well as adjustments related thereto.

Note: Pro forma adjustments exclude one-time acquisition costs of approximately $8.8 million primarily representing legal fees and deed transfer fees for the acquisition of the Inland Portfolio.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

Dated: September 25, 2013	By:	/s/ Nicholas S. Schorsch
	Name:	Nicholas S. Schorsch
	Title:	Chief Executive Officer and
Chairman of the Board of Directors